
WellCare
Beyond Healthcare. A Better You.

WellCare Health Plans, Inc.

2019 Annual Guidance

December 17, 2018

Cautionary Statements

Cautionary Statement Regarding Forward-Looking Statements

This presentation contains "forward-looking" statements that are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Statements that are predictive in nature, that depend upon or refer to future events or conditions, or that include words such as "expects," "anticipates," "intends," "plans," "believes," "estimates," "will" and similar expressions are forward-looking statements. For example, statements regarding the company's financial outlook contain forward-looking statements. Forward-looking statements involve known and unknown risks and uncertainties that may cause WellCare's actual future results to differ materially from those projected or contemplated in the forward-looking statements. These risks and uncertainties include, but are not limited to, WellCare's progress on top priorities such as integrating care management, advocating for our members, building advanced relationships with providers and government partners, ensuring a competitive cost position, and delivering prudent, profitable growth, WellCare's ability to effectively estimate and manage growth, WellCare's ability to effectively identify, execute and integrate acquisitions, WellCare's ability to improve health care quality and access, potential reductions in Medicaid and Medicare revenue, WellCare's ability to estimate and manage medical benefits expense effectively, including through its vendors, its ability to negotiate actuarially sound rates, especially in new programs with limited experience, the appropriation and payment by state governments of Medicaid premiums receivable, the approval of Medicaid contracts by CMS, any changes to the programs or contracts, WellCare's ability to address operational challenges related to new business, and WellCare's ability to meet the requirements of readiness reviews. Given the risks and uncertainties inherent in forward-looking statements, any of WellCare's forward-looking statements could be incorrect and investors are cautioned not to place undue reliance on any of our forward-looking statements.

Additional information regarding these and other important risks and uncertainties can be found in the company's filings with the U.S. Securities and Exchange Commission, included under the captions "Forward-Looking Statements" and "Risk Factors" in the company's Annual Report on Form 10-K for the year ended December 31, 2017, and in the company's Quarterly Report on Form 10-Q for the quarter ended September 30, 2018, which contain discussions of WellCare's business and the various factors that may affect it. Subsequent events and developments may cause actual results to differ, perhaps materially, from WellCare's forward-looking statements. WellCare's forward-looking statements speak only as of the date on which the statements are made. WellCare undertakes no duty, and expressly disclaims any obligation, to update these forward-looking statements to reflect any future events, developments or otherwise.

2019 Guidance Highlights

WellCare
Beyond Healthcare. A Better You.

Highlights	▪ **30% year-over-year GAAP total revenue growth at the midpoint** - Midpoint of $26.2 Billion ▪ **21% year-over-year Adjusted EPS growth at the midpoint[(1)]** - Adjusted EPS[(1)] of $13.15 to $13.40, up from $10.95 midpoint in 2018 - On track to achieve Meridian 2019 accretion of $0.40 to $0.50
Revenue Growth Across All Business Segments	▪ **Strong organic growth of $1.9 Billion in Florida from RFP wins including complex populations** - Long term care (LTC), Severe Mental Illness (SMI), Complex Childrens' Medical Services (CMS) ▪ **Meridian expected to contribute an incremental $3.2 Billion in 2019** ▪ **Medicare Advantage organic membership growth of 8% - 10%** ▪ **Well positioned, enhanced Medicare PDP product to add 400K+ members**
MBR / SG&A	▪ **GAAP Medicaid MBR – 88.8% to 89.3%** ▪ **Adjusted Medicaid MBR – 89.5% to 90.0%[(1)]** - "Same-store" Adjusted Medicaid MBR consistent with 2018 - Increase in overall Adjusted Medicaid MBR due to year one revenue from Florida growth and Meridian, as expected ▪ **Medicare Health Plans MBR – 85.0% to 85.8%** - MBR up 100bps but net income margin is expanding - ACA HIF moratorium and Star score improvement invested in member benefits, quality initiatives and improved margins ▪ **Medicare PDP MBR – 82.5% to 83.5%** - "Reset" in bids to low 80%'s ▪ **Meaningful SG&A leverage: 2019 Adjusted SG&A guidance of 7.65% to 7.80%[(1)]**

(1) Refer to Guidance Footnotes and Basis of Presentation for reconciliation of adjusted items to GAAP.

2019 GAAP Total Revenue

WellCare
Beyond Healthcare. A Better You.

Total Revenue of $26.2B expected in 2019, an increase of ~30%



$20.2B
$3.2B
$1.9B
$0.9B
$0.2B
$0.1B
($0.3B)
$26.2B
Midpoint of 2018 Guidance
Full Year of Meridian[(1)]
FL Medicaid Organic Growth
Organic Medicare Advantage Growth
Organic PDP Growth
Other Net Medicaid Growth
Medicaid ACA HIF Reimbursement
Midpoint of 2019 Guidance

[(1)] Includes all lines of Meridian business

Medicaid Health Plans

WellCare
Beyond Healthcare. A Better You.

Medicaid Health Plans
GAAP Premium Revenue[(1)]


~36% growth
$12.8B
$17.4B
2018 Guidance Midpoint
2019 Guidance Midpoint

Medicaid Health Plans
Adjusted Premium Revenue[(1)(2)]


~39% growth
$12.4B
$17.3B
2018 Guidance Midpoint
2019 Guidance Midpoint

2019 Revenue Drivers

- **Full year of Meridian ownership**
- **Organic growth in Florida and Arizona**

Medicaid Health Plans MBR

GAAP

2018 85.6% to 85.9% → **2019** 88.8% to 89.3%

Adjusted[(2)]

2018 88.4% to 88.8% → **2019** 89.5% to 90.0%

- **GAAP Medicaid MBR higher due to absence of Medicaid ACA industry fee reimbursement**
- **Same-store Adjusted Medicaid MBR consistent with 2018**
  - **Cost trend stable and consistent**
- **New business driving increase in Adjusted MBR**

[(1)] For 2019, includes approximately $3.0B in premium revenue from Medicaid expansion members in Arizona, Hawaii, Illinois, Kentucky, Michigan, New Jersey, and New York.
[(2)] Refer to Guidance Footnotes and Basis of Presentation for reconciliation of adjusted items to GAAP.

Medicare Advantage

WellCare
Beyond Healthcare. A Better You.

Medicare Health Plans Premium Revenue


~17% growth
$6.3B
$7.4B
2018 Guidance Midpoint
2019 Guidance Midpoint

2019 Revenue Drivers

- Expect to achieve membership growth of 8%-10%
- Star score improvements over the past 2 years
- Increased service area, new state expansion (Alabama) and expanded PPO and C-SNP product portfolio

Medicare Health Plans MBR

2018	2019
84.1% to 84.7%	85.0% to 85.8%

- Absence of ACA HIF and sequential Star score improvement in 2019
  - Balanced between improved member benefits, quality initiatives and margin expansion
- Continued operational execution

Medicare PDP

WellCare
Beyond Healthcare. A Better You.

Medicare PDP Premium Revenue


~24% growth
$850M
$1.1B
2018 Guidance Midpoint
2019 Guidance Midpoint

2019 Revenue Drivers

- Strong market demand for new low premium, Value Script product
  - Expect 400k+ new members
  - Strong cost structure, change in "meaningful difference rule" and product design facilitated the creation of this product in 2019
  - Product encourages the use of generics
- Below or De Minimus in 31 regions versus 30 in 2018

Medicare PDP MBR

2018	2019	
75.0% to 76.5%	82.5% to 83.5%	PDP MBR "reset" to low 80% range due to bid construction

Financial Capacity

- ~$463M in unregulated cash and investments[1]
- $1.1B available on revolving credit facility[1]
- 33.8 percent debt-to-capital ratio[1]
- Closed Aetna PDP acquisition on November 30, 2018 for $107M


Potential Uses
Capital for Future Medicaid RFP Wins
Additional M&A
Investments in the Business

[1] As of September 30, 2018

Guidance Table

WellCare
Beyond Healthcare. A Better You.

Guidance Metrics	2019 Guidance (As of December 17, 2018)	2018 Guidance (As of October 30, 2018)
Revenue:		
GAAP Medicaid Health Plans	$17.1B to $17.6B	$12.7B to $12.9B
Adjusted Medicaid Health Plans[1]	$17.0B to $17.5B	$12.3B to $12.45B
Medicare Health Plans	$7.2B to $7.5B	$6.25B to $6.35B
Medicare PDP	$1.0B to $1.1B	$825M to $875M
Medicaid ACA industry fee reimbursement	-	$280M to $285M
Products and services	$300M to $325M	$120M to $125M
Investment and other income[2]	$125M to $135M	$101M to $105M
GAAP total revenue	$25.8B to $26.7B	$20.0B to $20.3B
Adjusted total revenue[1]	$25.6B to $26.6B	$19.6B to $19.9B
Segment MBR:		
GAAP Medicaid Health Plans	88.8% to 89.3%	85.6% to 85.9%
Adjusted Medicaid Health Plans[1]	89.5% to 90.0%	88.4% to 88.8%
Medicare Health Plans	85.0% to 85.8%	84.1% to 84.7%
Medicare PDP	82.5% to 83.5%	75.0% to 76.5%
Costs of products and services	$290M to $315M	$117M to $121M
Adjusted SG&A ratio[3][4]	7.65% to 7.80%	8.35% to 8.45%
ACA industry fee expense	-	$342M to $346M
GAAP depreciation & amortization (D&A) expense	$280M to $287M	$178M to $182M
Adjusted D&A expense[5]	$130M to $137M	$102M to $106M
Interest expense	$120M to $124M	$87M to $89M
Adjusted effective income tax rate[4][6]	23.5% to 24.5%	34.0% to 35.0%
Diluted Shares Outstanding	50.7M to 51.0M	-
Adjusted EPS[4][7]	$13.15 to $13.40	$10.90 to $11.00

Guidance Footnotes

(1) Excludes an estimated $125.0 million to $130.0 million and $130.0 million to $135.0 million in Medicaid premium taxes for 2018 and 2019, respectively. Excludes an estimated $280.0 million to $285.0 million in ACA industry fee reimbursement for 2018. There is no ACA industry fee reimbursement due to a one-year federal moratorium of the ACA industry fee in 2019.

(2) Investment & other income primarily includes investment income.

(3) SG&A expense (GAAP) less investigation costs and transaction and integration costs divided by total revenue (GAAP) less Medicaid premium taxes revenue and ACA industry fee reimbursement in 2018. SG&A expense (GAAP) less transaction and integration costs divided by total revenue (GAAP) less Medicaid premium taxes revenue in 2019.

(4) WellCare is not able to estimate amounts and the timing of expense associated with acquisition-related transaction and integration costs expected to be incurred as well as 2018 investigation costs and, therefore, cannot reconcile these metrics to total projected GAAP metrics.

(5) Excludes an estimated $145.0 million to $155.0 million in acquisition-related amortization expenses in 2019. Excludes an estimated $75.0 million to $77.0 million in acquisition-related amortization expenses in 2018.

(6) Excludes the estimated income tax effect associated with the 2018 investigation costs, acquisition-related amortization expenses, and transaction and integration costs.

(7) The company estimates adjusted earnings per diluted share guidance by adjusting net income for the estimated net-of-tax effect of acquisition-related amortization expense, transaction and integration costs and 2018 investigation costs.

Basis of Presentation

WellCare
Beyond Healthcare. A Better You.

<u>Non-GAAP Financial Measures</u>

In addition to results determined under GAAP, WellCare provides certain non-GAAP financial measures that management believes are useful in assessing the company's performance. Non-GAAP financial measures should be considered in addition to, but not as a substitute for, or superior to, financial measures prepared in accordance with GAAP.

Earnings per share, net income and, as noted below, other specific operating and financial measures have been adjusted for the effect of certain expenses, and as appropriate, the related tax effect, related to previously disclosed government investigations and related litigation and resolution costs ("investigation costs") in 2018; amortization expense associated with acquisitions ("acquisition-related amortization expenses"); and certain one-time transaction and integration costs related to the acquisitions of Universal American, Meridian and the Aetna Part D Membership ("transaction and integration costs").

Although the excluded items may recur, WellCare believes that by providing non-GAAP measures exclusive of these items, it facilitates period-over-period comparisons and provides additional clarity about events and trends affecting its core operating performance, as well as providing comparability to competitor results. The investigation costs are related to a discrete incident which management does not expect to reoccur. WellCare has adjusted for acquisition-related amortization expenses as these transactions do not directly relate to the servicing of products for our customers and are not directly related to the core performance of its business operations. The transaction and integrations costs are related to specific events, which do not reflect the underlying ongoing performance of the business.

In addition, because reimbursements for Medicaid premium tax and the ACA HIF are both included in the premium rates or reimbursement established in certain Medicaid contracts and also recognized separately as a component of expense, the company excludes these reimbursements from premium revenue and total revenue when calculating key ratios, when applicable, as the company believes that these components are not indicative of operating performance.

The company is not able to project at the time of this presentation the amount and timing of expenses associated with investigation costs in 2018 or ongoing transaction and integration costs and, therefore, cannot reconcile projected non-GAAP measures affected by these items to projected GAAP measures.

Following is a description of the adjustments made to GAAP measures used to calculate the non-GAAP measures used in this presentation.

Adjusted total revenue (non-GAAP) = Total revenue (GAAP) less Medicaid premium taxes revenue and, in 2018, ACA industry fee reimbursement.
Adjusted premium revenue (non-GAAP) = Premium revenue (GAAP) less Medicaid premium taxes revenue and, in 2018, ACA industry fee reimbursement. The company's adjusted Medicaid Health Plans segment premium revenue uses this non-GAAP definition of adjusted premium revenue.
MBR (GAAP) = medical benefits expense divided by premium revenue (GAAP).
Adjusted MBR (non-GAAP) = medical benefits expense divided by adjusted premium revenue. The company's adjusted Medicaid Health Plans segment MBR uses this non-GAAP definition of adjusted MBR.
SG&A expense ratio (GAAP) = SG&A expense (GAAP) divided by total revenue (GAAP).
Adjusted SG&A expense (non-GAAP) = SG&A expense (GAAP) less transaction and integration costs and, in 2018, investigation costs.
Adjusted SG&A ratio (non-GAAP) = adjusted SG&A expense divided by adjusted total revenue.
Adjusted depreciation & amortization (non-GAAP) = depreciation & amortization expense (GAAP) less acquisition-related amortization expenses.
Adjusted income before taxes (non-GAAP) = income before income taxes (GAAP) less acquisition-related amortization expenses, transaction and integration costs and, in 2018, investigation costs.
Adjusted income tax expense (non-GAAP) = income tax associated with the applicable adjusted income before taxes, based on the applicable effective income tax rate.
Adjusted effective income tax rate (non-GAAP) = adjusted income tax expense divided by adjusted income before taxes.
Adjusted net income (non-GAAP) = adjusted income before taxes less adjusted income tax expense.
Net income margin (GAAP) = net income (GAAP) divided by total revenue (GAAP).
Adjusted net income margin (non-GAAP) = adjusted net income divided by adjusted total revenue.
Adjusted earnings per diluted share (non-GAAP) = Adjusted net income divided by weighted average common shares outstanding on a fully diluted basis.